UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 17, 2017

SYNCHRONOSS TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52049	06-1594540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crossing Boulevard, 8th Floor Bridgewater, New Jersey	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 620-3940

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.                                        Other Events.

As previously disclosed, on May 16, 2017, Synchronoss Technologies, Inc. (the “Company”) received notice (the “Notice”) from the Listing Qualifications Department of The NASDAQ Stock Market (“Nasdaq”) indicating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) because the Company had not yet filed its Quarterly Report on Form 10-Q for the period ended March 31, 2017 (the “Form 10-Q”).  The Notice indicated that the Company had until July 17, 2017 to submit a plan to regain compliance with Nasdaq’s continued listing requirements.

On July 17, 2017, the Company timely submitted its plan to Nasdaq detailing how the Company plans to regain compliance with Nasdaq’s continued listing requirements (the “Compliance Plan”).

If the Compliance Plan is accepted, Nasdaq may grant the Company an extension of up to 180 calendar days from the Form 10-Q’s due date, or until November 6, 2017, to regain compliance. The Company may regain compliance at any time during the extension period upon filing the Form 10-Q with the Securities and Exchange Commission, as well as any subsequent required periodic financial reports that are due within that period. If the Nasdaq staff does not accept the Compliance Plan, the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.  The Company’s common stock will continue to trade uninterrupted under its current trading symbol, “SNCR,” on the Nasdaq Global Select Market pending Nasdaq’s review of the Compliance Plan.

On July 17, 2017, the Company issued a press release announcing the submission of the Compliance Plan.  A copy of the press release is attached as Exhibit 99.1.

Forward-Looking Statements

Certain statements either contained in or incorporated by reference into this report are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this report that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook” or words of similar meanings.  These statements are based on the Company’s current expectations and beliefs and various assumptions.  There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct. Examples of forward-looking statements include, but are not limited to, statements the Company makes regarding the Company’s ability to regain compliance with Nasdaq’s continued listing requirements; whether Nasdaq will accept the Compliance Plan and grant an extension; and the impact of the delay in the Company’s completion of its financial statements and the filing of the Form 10-Q  and subsequent periodic reports. Numerous factors, many of which are beyond the Company’s control, could cause actual results to differ materially from those expressed as forward-looking statements.  These factors include, but are not limited to, risks associated with the ongoing and uncompleted nature of the Company’s accounting review; fluctuations in the Company’s financial and operating results; integration of the Company’s Intralinks business and execution of the Company’s cost reduction plan; the Company’s substantial level of debt and related obligations, including interest payments, covenants and restrictions; uncertainty regarding increased business and renewals from existing customers; the dependence of the Company’s Intralinks business on the volume of financial and strategic business transactions; disruptions to the implementation of the Company’s strategic priorities and business plan caused by changes in the Company’s senior management team; customer renewal rates and attrition; customer concentration; the Company’s ability to maintain the security and integrity of its systems; foreign currency exchange rates; the financial and other impact of previous and future acquisitions; competition in the enterprise and mobile solutions markets; the Company’s ability to retain and motivate employees; technological developments; litigation and disputes and the costs related thereto; unanticipated changes in the Company’s effective tax rate; uncertainties surrounding domestic and global economic conditions; other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, which is on file with the SEC and available on the SEC’s website at www.sec.gov. Additional factors may be described in those sections of the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017, to be filed with the SEC as soon as practicable.  The Company does not undertake any obligation to update any forward-looking statements contained in this report as a result of new information, future events or otherwise.

Item 9.01.                                        Financial Statements and Exhibits.

(d)          Exhibits

Exhibit Number	Description
99.1	Press Release of Synchronoss Technologies, Inc. dated July 17, 2017.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2017	SYNCHRONOSS TECHNOLOGIES, INC.

	By:	/s/ Lawrence R. Irving
		Name:	Lawrence R. Irving
		Title:	Chief Financial Officer

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